Discussion and Reconciliation of Non-GAAP Measures for Continuing Operations

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

On April 8, 2022, we completed the previously announced separation of our WarnerMedia business. With the separation and distribution, the WarnerMedia business met the criteria for discontinued operations. For discontinued operations, we evaluated transactions that were components of AT&T’s single plan of a strategic shift, including dispositions that may not have individually met the criteria due to materiality, and have determined discontinued operations to be comprised of WarnerMedia, Vrio, Xandr and Playdemic Ltd. (Playdemic). These businesses are reflected in our historical financial statements as discontinued operations, including for periods prior to the consummation of the WarnerMedia/Discovery transaction. The information below refers only to our continuing operations and does not include discussion of balances or activity of WarnerMedia, Vrio, Xandr and Playdemic.

Free Cash Flow

Free cash flow is defined as cash from operations and cash distributions from DIRECTV (classified as investing activities) minus capital expenditures and cash paid for vendor financing (classified as financing activities). Free cash flow after dividends is defined as cash from operations and cash distributions from DIRECTV, minus capital expenditures, cash paid for vendor financing and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and from our continued economic interest in the U.S. video operations as part of our DIRECTV equity method investment, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	Fourth Quarter		Year Ended
	2022	2021	2022	2021
Net cash provided by operating activities from continuing operations[1]	$10,348	$8,077	$35,812	$37,170
Add: Distributions from DIRECTV classified as investing activities	444	1,323	2,649	1,323
Less: Capital expenditures	(4,229)	(3,494)	(19,626)	(15,545)
Less: Cash paid for vendor financing	(460)	(583)	(4,697)	(4,596)
Free Cash Flow[2]	6,103	5,323	14,138	18,352

Less: Dividends paid	(2,014)	(3,749)	(9,859)	(15,068)
Free Cash Flow after Dividends	$4,089	$1,574	$4,279	$3,284
Free Cash Flow Dividend Payout Ratio	33.0%	70.4%	69.7%	82.1%
[1]Includes distributions from DIRECTV of $379 in the fourth quarter and $1,808 for the year ended December 31, 2022.
[2]For Standalone free cash flow see Exhibit 99.4

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	Fourth Quarter		Year Ended
	2022	2021	2022	2021
Capital Expenditures	$(4,229)	$(3,494)	$(19,626)	$(15,545)
Cash paid for vendor financing	(460)	(583)	(4,697)	(4,596)
Cash paid for Capital Investment	$(4,689)	$(4,077)	$(24,323)	$(20,141)

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

EBITDA service margin is calculated as EBITDA divided by service revenues.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing cash generation potential with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2022	2021	2022	2021
Income (Loss) from Continuing Operations	$(23,120)	$5,202	$(6,874)	$23,776
Additions:
Income Tax Expense (Benefit)	(77)	939	3,780	5,395
Interest Expense	1,560	1,626	6,108	6,716
Equity in Net (Income) of Affiliates	(374)	(444)	(1,791)	(603)
Other (Income) Expense - Net	919	(2,429)	(5,810)	(9,387)
Depreciation and amortization	4,595	4,500	18,021	17,852
EBITDA	(16,497)	9,394	13,434	43,749
Transaction and other cost	84	(2)	425	41
Benefit-related (gain) loss	(109)	(20)	108	(128)
Assets impairments and abandonment and restructuring	26,753	108	27,498	213
Adjusted EBITDA[1]	$10,231	$9,480	$41,465	$43,875
Less: Video and Other dispositions	—	4	—	(3,807)
Standalone AT&T Adjusted EBITDA[2]	$10,231	$9,484	$41,465	$40,068
[1]See page 5 for additional discussion and reconciliation of adjusted items.
[2]See Exhibit 99.4 for reconciliation of Standalone AT&T Adjusted EBITDA.

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2022	2021	2022	2021
Communications Segment
Operating Income	$7,221	$6,410	$29,107	$28,393
Additions:
Depreciation and amortization	4,258	4,156	16,681	16,409
EBITDA	11,479	10,566	45,788	44,802

Total Operating Revenues	30,365	30,206	117,067	114,730

Operating Income Margin	23.8%	21.2%	24.9%	24.7%
EBITDA Margin	37.8%	35.0%	39.1%	39.0%
Mobility
Operating Income	$6,044	$5,332	$24,528	$23,370
Additions:
Depreciation and amortization	2,080	2,050	8,198	8,122
EBITDA	8,124	7,382	32,726	31,492

Total Operating Revenues	21,501	21,146	81,780	78,254
Service Revenues	15,434	14,669	60,499	57,590

Operating Income Margin	28.1%	25.2%	30.0%	29.9%
EBITDA Margin	37.8%	34.9%	40.0%	40.2%
EBITDA Service Margin	52.6%	50.3%	54.1%	54.7%
Business Wireline
Operating Income	$801	$876	$3,252	$4,027
Additions:
Depreciation and amortization	1,360	1,317	5,314	5,192
EBITDA	2,161	2,193	8,566	9,219

Total Operating Revenues	5,635	5,901	22,538	23,937

Operating Income Margin	14.2%	14.8%	14.4%	16.8%
EBITDA Margin	38.3%	37.2%	38.0%	38.5%
Consumer Wireline
Operating Income	$376	$202	$1,327	$996
Additions:
Depreciation and amortization	818	789	3,169	3,095
EBITDA	1,194	991	4,496	4,091

Total Operating Revenues	3,229	3,159	12,749	12,539

Operating Income Margin	11.6%	6.4%	10.4%	7.9%
EBITDA Margin	37.0%	31.4%	35.3%	32.6%

Latin America Segment - Mexico
Operating Income	$(79)	$(117)	$(326)	$(510)
Additions:
Depreciation and amortization	164	153	658	605
EBITDA	85	36	332	95

Total Operating Revenues	861	704	3,144	2,747

Operating Income Margin	-9.2%	-16.6%	-10.4%	-18.6%
EBITDA Margin	9.9%	5.1%	10.6%	3.5%

Adjusting Items

Adjusting items include revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. Prior periods have been recast for consistency to include gains on benefit-related and other cost investments.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	Fourth Quarter		Year Ended
	2022	2021	2022	2021
Operating Expenses
Transaction and other costs	84	(2)	425	41
Benefit-related (gain) loss	(109)	(20)	108	(128)
Asset impairments and abandonment and restructuring	26,753	108	27,498	213
Adjustments to Operations and Support Expenses	26,728	86	28,031	126
Amortization of intangible assets	16	28	76	170
Adjustments to Operating Expenses	26,744	114	28,107	296
Other
DIRECTV intangible amortization (proportionate share)	359	434	1,547	826
Benefit-related (gain) loss, transaction financing costs and other	420	(84)	1,242	(421)
Actuarial (gain) loss	1,839	(1,119)	(1,999)	(4,140)
Adjustments to Income Before Income Taxes	29,362	(655)	28,897	(3,439)
Tax impact of adjustments	1,082	(131)	882	(854)
Tax-related items	329	240	977	608
Adjustments to Net Income	$27,951	$(764)	$27,038	$(3,193)

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairment, benefit-related gains and losses, employee separation and other material gains and losses. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2022	2021	2022	2021
Operating Income	$(21,092)	$4,894	$(4,587)	$25,897
Adjustments to Operating Expenses	26,744	114	28,107	296
Adjusted Operating Income	5,652	5,008	23,520	26,193

EBITDA	(16,497)	9,394	13,434	43,749
Adjustments to Operations and Support Expenses	26,728	86	28,031	126
Adjusted EBITDA	10,231	9,480	41,465	43,875

Total Operating Revenues	31,343	31,095	120,741	134,038

Operating Income Margin	(67.3)%	15.7%	(3.8)%	19.3%
Adjusted Operating Income Margin	18.0%	16.1%	19.5%	19.5%
Adjusted EBITDA Margin	32.6%	30.5%	34.3%	32.7%

Adjusted Diluted EPS
	Fourth Quarter		Year Ended
	2022	2021	2022	2021
Diluted Earnings Per Share (EPS)	$(3.20)	$0.66	$(1.10)	$3.02
DIRECTV intangible amortization (proportionate share)	0.04	0.05	0.16	0.09
Actuarial (gain) loss [1]	0.19	(0.11)	(0.20)	(0.42)
Impairments, abandonments and restructuring	3.57	0.01	3.59	0.02
Benefit-related, transaction and other costs[1,2]	0.05	(0.02)	0.25	—
Tax-related items	(0.04)	(0.03)	(0.13)	(0.08)
Adjusted EPS	$0.61	$0.56	$2.57	$2.63
Less: Video and Other dispositions	—	—	—	(0.22)
Standalone AT&T Adjusted EPS	$0.61	$0.56	$2.57	$2.41
Year-over-year growth - Adjusted	8.9%		6.6%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,533	7,541	7,587	7,503
[1]Includes adjustments for actuarial gains or losses associated with our pension and postemployment benefit plans, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. We recorded total net actuarial gains of $2.0 billion in 2022. As a result, adjusted EPS reflects an expected return on plan assets of $3.2 billion (based on an average expected return on plan assets of 6.75% for our pension trust and 4.5% for our VEBA trusts), rather than the actual return on plan assets of $11.3 billion loss (actual pension return of -14.8% and VEBA return of -13.2%), included in the GAAP measure of income. Adjustments also include the impact to our 2022 quarterly benefit expense accruals that resulted from quarterly remeasurements of plan assets and obligations, which included increases in the assumed discount rates.

2As of January 1, 2022, we adopted, through retrospective application, Accounting Standards Update (ASU) No. 2020-06, which requires that instruments which may be settled in cash or stock to be presumed settled in stock in calculating diluted EPS. While our intent is to settle the Mobility II preferred interests in cash, the ability to settle this instrument in AT&T shares will result in additional dilutive impact, the magnitude of which is influenced by the fair value of the Mobility II preferred interests and the average AT&T common stock price during the reporting period, which could vary from period-to-period.

Additionally, in the fourth quarter of 2022, all outstanding Mobility II preferred interests were put to us, with approximately one-third redeemed in the fourth-quarter; approximately 107 million interests will be redeemed primarily in October 2023 and 107 million redeemed in October 2024, per the terms of the agreement, unless called or put is accepted by AT&T prior. With the certainty of redemption, the remaining Mobility preferred interest was reclassified from equity to a liability at fair value, with approximately $2.7 billion recorded in current as “Accounts payable and accrued liabilities” and $2.7 billion as “Other noncurrent liabilities. The difference between the carrying value of the Mobility preferred interest and the fair value of the instrument upon settlement and/or balance sheet reclassification was recorded as an adjustment to additional paid-in capital; the fair value adjustment of these instruments is required to be included when calculating EPS.

Given our intent to settle the Mobility II preferred interests in cash, and the nonoperational fair value adjustment recorded as "Additional Paid in Capital," we have excluded these impacts from our adjusted EPS calculation. The per share impact was to decrease reported diluted EPS $0.01 and $0.01 for the quarters ended December 31, 2022 and 2021, and $0.06 and $0.03 for the year ended December 31, 2022 and 2021, respectively.

[3]See Exhibit 99.4 for reconciliation of Standalone AT&T Adjusted EPS.

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.

Net Debt to Adjusted EBITDA - 2022
Dollars in millions
	Three Months Ended
	March. 31	June 30,	Sept. 30,	Dec. 31,	Four Quarters
	2022 [1]	2022 [1]	2022 [1]	2022 [1]
Adjusted EBITDA	$10,190	$10,330	$10,714	$10,231	$41,465
End-of-period current debt					7,467
End-of-period long-term debt					128,423
Total End-of-Period Debt					135,890
Less: Cash and Cash Equivalents					3,701
Net Debt Balance					132,189
Annualized Net Debt to Adjusted EBITDA Ratio					3.19
1As reported in Exhibit 99.4

Net Debt to Adjusted EBITDA - 2021
Dollars in millions
	Three Months Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Four Quarters
	2021 [1]	2021 [1]	2021 [1]	2021 [1]
Adjusted EBITDA	$11,661	$11,931	$10,803	$9,480	$43,875
End-of-period current debt					24,620
End-of-period long-term debt					151,011
Total End-of-Period Debt					175,631
Less: Cash and Cash Equivalents					19,223
Net Debt Balance					156,408
Annualized Net Debt to Adjusted EBITDA Ratio					3.56
1As reported in Exhibit 99.4

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	Fourth Quarter
	December 31, 2022				December 31, 2021
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$15,434	$—	$(13,176)	$2,258	$14,669	$—	$(12,561)	$2,108
Wireline services	—	5,473	—	5,473	—	5,727	—	5,727
Wireless equipment	6,067	—	(5,130)	937	6,477	—	(5,447)	1,030
Wireline equipment	—	162	—	162	—	174	—	174
Total Operating Revenues	21,501	5,635	(18,306)	8,830	21,146	5,901	(18,008)	9,039

Operating Expenses
Operations and support	13,377	3,474	(11,195)	5,656	13,764	3,708	(11,437)	6,035
EBITDA	8,124	2,161	(7,111)	3,174	7,382	2,193	(6,571)	3,004
Depreciation and amortization	2,080	1,360	(1,716)	1,724	2,050	1,317	(1,700)	1,667
Total Operating Expenses	15,457	4,834	(12,911)	7,380	15,814	5,025	(13,137)	7,702
Operating Income	6,044	801	(5,395)	1,450	5,332	876	(4,871)	1,337
[1]Non-business wireless reported in the Communications segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.

Supplemental Operational Measure
	Year Ended
	December 31, 2022				December 31, 2021
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$60,499	$—	$(51,710)	$8,789	$57,590	$—	$(49,429)	$8,161
Wireline service	—	21,891	—	21,891	—	23,224	—	23,224
Wireless equipment	21,281	—	(17,712)	3,569	20,664	—	(17,250)	3,414
Wireline equipment	—	647	—	647	—	713	—	713
Total Operating Revenues	81,780	22,538	(69,422)	34,896	78,254	23,937	(66,679)	35,512

Operating Expenses
Operations and support	49,054	13,972	(40,547)	22,479	46,762	14,718	(38,702)	22,778
EBITDA	32,726	8,566	(28,875)	12,417	31,492	9,219	(27,977)	12,734
Depreciation and amortization	8,198	5,314	(6,763)	6,749	8,122	5,192	(6,744)	6,570
Total Operating Expenses	57,252	19,286	(47,310)	29,228	54,884	19,910	(45,446)	29,348
Operating Income	24,528	3,252	(22,112)	5,668	23,370	4,027	(21,233)	6,164
[1]Non-business wireless reported in the Communications segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.